Fortissimo Capital Fund GP, L.P.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

AGREEMENT TO FUND DISSOLUTION EXPENSES

August 7, 2006

To the Board of Directors of
Fortissimo Acquisition Corp.

Gentlemen:

The undersigned, Fortissimo Capital Fund GP, L.P., hereby agrees as follows with respect to the dissolution and liquidation of Fortissimo Acquisition Corp. (the “Corporation”) in the event that the Corporation does not complete a business combination within 18 months after the consummation of the Corporation’s initial public offering of securities (“IPO”) (or within 24 months after the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the IPO and the business combination has not yet been consummated within such 18 month period).

In the event that the Corporation’s remaining net assets following the distribution of the trust account to its public stockholders (whether they purchased shares in the IPO or in the aftermarket) are insufficient to pay for the costs associated with the implementation and completion of the Corporation’s plan of dissolution , FCF will advance to the Corporation the funds necessary to complete such dissolution (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

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To the Board of Directors of
Fortissimo Acquisition Corp.
August 7, 2006

Very truly yours,

FORTISSIMO CAPITAL FUND GP, L.P.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Managing Partner

Agreed To and Accepted By:

FORTISSIMO ACQUISITION CORP.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Chairman of the Board and Chief Executive Officer